Perrigo Reports Record Earnings and Raises Full Year Adjusted EPS Guidance

ALLEGAN, Mich., Nov. 2, 2010 /PRNewswire-FirstCall/ --

  Fiscal first quarter revenue from continuing operations increased $113 million, or 21 percent, to a record $641 million
  Fiscal first quarter adjusted income from continuing operations increased 22 percent to a record $81 million, or $0.87 per share
  Fiscal first quarter GAAP income from continuing operations increased 44 percent to $74 million, or $0.79 per share
  Rx segment revenue grew 47 percent with reported operating income of $18 million and adjusted operating income of $20 million
  Management raises expected full-year fiscal 2011 adjusted diluted earnings from continuing operations to be in a range of $3.60 to $3.75 per share, an increase of 19 percent to 24 percent compared to fiscal 2010 adjusted diluted EPS

Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its first quarter ended September 25, 2010.

Perrigo's Chairman and CEO Joseph C. Papa commented, "We have started fiscal 2011 well, delivering record earnings for the quarter. The market for store brands continues to grow, now representing approximately 29% of over-the-counter (OTC) and nutritional sales dollars at retail and up 400 basis points in the past two years. Our Rx segment continued its strong performance, which was driven by new product sales and growth in over-the-counter Rx (ORx) combined with our continued focus on quality and R&D. Our value proposition continues to resonate well with consumers in all economic conditions."

Following the acquisition of PBM Holdings, Inc. (PBM), the Company has realigned its reportable segments to include a new reportable segment, Nutritionals. The financial information in this press release, including the attached tables, reflects the realignment of the Company's reportable segments, as well as the elimination of the prior one-month reporting lag in international subsidiaries.

Refer to Table II at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table II for reconciliation to GAAP numbers)
	Fiscal 2011	Fiscal 2010
	First Quarter Ended	First Quarter Ended
	9/25/2010	9/26/2009

Net Sales	$641,322	$528,333
Reported Income	$73,678	$51,100
Adjusted Income	$81,350	$66,663
Reported Diluted EPS	$0.79	$0.55
Adjusted Diluted EPS	$0.87	$0.71
Diluted Shares	93,269	93,396

First Quarter Results

Net sales from continuing operations for the first quarter of fiscal 2011 were $641 million, an increase of 21%. Reported income from continuing operations was $74 million, or $0.79 per share, up 44% from $51 million, or $0.55 per share, a year ago. Excluding charges as outlined in Table II at the end of this release, first quarter fiscal 2011 adjusted income from continuing operations was $81 million, or $0.87 per share.

Consumer Healthcare

Consumer Healthcare segment net sales in the first quarter were $396 million compared with $381 million in the first quarter last year, an increase of $15 million or 4%. The increase resulted from approximately $18 million of sales in existing products, primarily in cough/cold and analgesics plus $17 million of new product sales. These increases were partially offset by the impact of competition in the smoking cessation category, as well as a decrease in contract manufacturing. Reported operating income was $71 million, compared to $74 million a year ago, largely as a result of decreased sales in smoking cessation. On an adjusted basis, operating income was $73 million compared to $76 million in fiscal 2010. Adjusted operating margin decreased 140 basis points year-over-year for the quarter due primarily to additional spending in quality and increased sales promotional spending.

On July 26, 2010, the Company announced that it received final approval from the U.S. Food and Drug Administration (FDA) to manufacture and market OTC Cetirizine Cherry Syrup, 1mg/ml. Shipments began in the first quarter of fiscal 2011. Cherry joins grape flavor cetirizine syrup in the Company's product portfolio, giving patients a choice of store brand flavors.

Nutritionals

The Nutritionals segment, which consists of infant formulas, infant and toddler foods, vitamins, minerals and supplements, as well as oral electrolyte solutions, reported first quarter net sales of $123 million, compared with $56 million a year ago. The increase in sales was primarily the result of the acquisition of PBM. Adjusted operating income was $24 million compared to a loss of $2 million last year due to the addition of higher margin PBM sales and improved productivity in the Company's operations.

On August 25, 2010, the Company announced that it received FDA clearance to manufacture infant formula liquid concentrate and ready-to-use products through its partner Kerry Proteins and Nutritionals located in Sainte Claire, Quebec.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment first quarter net sales were $69 million compared with $47 million a year ago, an increase of 47%. The increase in sales was driven by new product sales, primarily as a result of the Company obtaining the generic distribution rights to Aldara®, as well as by higher volumes on existing products. Adjusted operating income was $20 million, an increase of $3 million from last year.

On September 8, 2010 the Company announced that it received FDA approval to manufacture and market Imiquimod Cream, 5%. The product is the generic equivalent of Aldara® Cream, 5%, a topical treatment for actinic keratoses on the face or scalp, superficial basal cell carcinoma, and external genital and perianal warts in patients 12 years old or older. The Company will manufacture and supply the active ingredient. Aldara® had sales of approximately $382 million prior to generic market formation, as measured by Wolters Kluwer Health.

API

The API segment reported first quarter net sales of $37 million compared with $33 million a year ago. The increase was due primarily to sales of temozolomide in Europe, partially offset by a decline in existing products and $2 million in unfavorable changes in foreign currency exchange rates. Adjusted operating income increased $6 million or 141% due to strong gross margins.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported first quarter net sales of $16 million, compared with $12 million a year ago. The increase was due to increased sales of new and existing products, slightly offset by unfavorable changes in foreign currency exchange rates. Adjusted operating income was $1 million, up 42% from last year.

Guidance

Chairman and CEO Joseph C. Papa concluded, "Particularly in these challenging economic times, Perrigo is uniquely positioned to continue to save consumers billions of dollars annually on their healthcare spend while also adding value for our customers and shareholders. As a result of our first quarter performance, continued strong demand for our products in the Consumer Healthcare and Nutritionals businesses, and great execution and new product growth in the Rx and API businesses, we are raising our full year EPS guidance. We expect fiscal 2011 reported diluted earnings from continuing operations to be between $3.28 and $3.43 per share as compared to $2.42 in fiscal 2010. Excluding the charges outlined in Table III at the end of this release, we expect fiscal 2011 adjusted diluted earnings from continuing operations to be between $3.60 and $3.75 per share, which implies a growth rate of 19% to 24% over last year. Perrigo is the right company, in the right place, at the right time."

Perrigo will host a conference call to discuss fiscal 2011 first quarter at 10:00 a.m. (ET) on Tuesday, November 2. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 17701913.  A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Tuesday, November 2, until midnight Friday, November 19, 2010. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 17701913.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, active pharmaceutical ingredients (API) and pharmaceutical and medical diagnostic products.  The Company is the world's largest store brand manufacturer of OTC pharmaceutical products and infant formulas. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 26, 2010, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	First Quarter
	2011	2010 As Adjusted (Note 1)

Net sales	$641,322	$528,333
Cost of sales	427,368	365,121
Gross profit	213,954	163,212

Operating expenses
Distribution	8,333	6,471
Research and development	17,727	18,752
Selling and administration	76,127	51,860
Subtotal	102,187	77,083
Write-off of in-process
research and development	-	14,000
Total	102,187	91,083

Operating income	111,767	72,129
Interest, net	10,087	6,495
Other expense (income), net	(559)	704

Income from continuing operations before
income taxes	102,239	64,930
Income tax expense	28,561	13,830
Income from continuing operations	73,678	51,100
Income from discontinued operations,
net of tax	697	761
Net income	$74,375	$51,861

Earnings per share (1)
Basic
Continuing operations	$0.80	$0.56
Discontinued operations	0.01	0.01
Basic earnings per share	$0.81	$0.56
Diluted
Continuing operations	$0.79	$0.55
Discontinued operations	0.01	0.01
Diluted earnings per share	$0.80	$0.56

Weighted average shares outstanding
Basic	91,824	92,044
Diluted	93,269	93,396

Dividends declared per share	$0.0625	$0.055

(1) The sum of individual per share amounts may not equal due to rounding.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

		June 26, 2010	September 26, 2009
	September 25, 2010	As Adjusted (Note 1)	As Adjusted (Note 1)
Assets
Current assets
Cash and cash equivalents	$56,098	$109,765	$243,965
Restricted cash	-	400,000	-
Investment securities	560	559	568
Accounts receivable, net	417,870	357,185	335,365
Inventories	461,244	452,980	390,588
Current deferred income taxes	30,753	26,135	28,366
Income taxes refundable	1,771	14,439	5,565
Prepaid expenses and other current assets	42,082	28,403	24,528
Current assets of discontinued operations	6,615	7,375	73,018
Total current assets	1,016,993	1,396,841	1,101,963

Property and equipment	906,100	885,169	785,705
Less accumulated depreciation	(454,490)	(436,586)	(423,404)
	451,610	448,583	362,301

Restricted cash	-	-	400,000
Goodwill and other indefinite-lived intangible assets	635,189	624,663	277,073
Other intangible assets, net	583,226	587,000	211,667
Non-current deferred income taxes	12,707	-	-
Other non-current assets	72,031	52,677	53,510
	$2,771,756	$3,109,764	$2,406,514

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$261,959	$267,311	$231,290
Short-term debt	64,524	9,000	-
Payroll and related taxes	58,568	79,219	55,633
Accrued customer programs	70,984	59,898	60,160
Accrued liabilities	73,376	90,046	54,553
Accrued income taxes	37,148	9,125	16,245
Current portion of long-term debt	-	400,000	18,292
Current liabilities of discontinued operations	4,206	5,370	23,026
Total current liabilities	570,765	919,969	459,199

Non-current liabilities
Long-term debt, less current portion	840,000	935,000	825,000
Non-current deferred income taxes	17,000	54,064	59,985
Other non-current liabilities	139,200	106,791	99,111
Total non-current liabilities	996,200	1,095,855	984,096

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	435,482	428,457	435,278
Accumulated other comprehensive income	78,418	43,200	60,429
Retained earnings	689,035	620,439	465,722
	1,202,935	1,092,096	961,429
Noncontrolling interest	1,856	1,844	1,790
Total shareholders' equity	1,204,791	1,093,940	963,219
	$2,771,756	$3,109,764	$2,406,514

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$8,128	$8,015	$12,984
Working capital	$443,819	$474,867	$592,772
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	92,205	91,694	91,779

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	First Quarter
	2011	2010 As Adjusted (Note 1)
Cash Flows (For) From Operating Activities
Net income	$74,375	$51,861
Adjustments to derive cash flows
Write-off of in-process research and development	-	14,000
Depreciation and amortization	23,436	16,229
Share-based compensation	3,682	2,917
Income tax benefit from exercise of stock options	1,941	647
Excess tax benefit of stock transactions	(9,465)	(2,430)
Deferred income taxes	(59,069)	(12,752)
Sub-total	34,900	70,472

Changes in operating assets and liabilities, net of asset and business acquisitions
Accounts receivable	(58,401)	(23,901)
Inventories	(3,559)	(3,408)
Income taxes refundable	12,668	2,653
Accounts payable	(9,636)	(29,907)
Payroll and related taxes	(21,191)	3,468
Accrued customer programs	11,201	5,769
Accrued liabilities	(12,899)	(4,497)
Accrued income taxes	36,484	20,524
Other	4,271	(4,816)
Sub-total	(41,062)	(34,115)
Net cash (for) from operating activities	(6,162)	36,357

Cash Flows (For) From Investing Activities
Acquired research and development	-	(14,000)
Acquisition of business - purchase price adjustment	1,998	-
Acquisition of business, net of cash acquired	-	(10,059)
Additions to property and equipment	(9,194)	(7,515)
Acquisitions of assets	-	(5,110)
Net cash for investing activities	(7,196)	(36,684)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(7,476)	-
Repayments of long-term debt	(95,000)	(50,000)
Net borrowings under accounts receivable securitization program	63,000	-
Excess tax benefit of stock transactions	9,465	2,430
Issuance of common stock	3,987	3,620
Repurchase of common stock	(8,168)	(25,286)
Cash dividends	(5,780)	(5,106)
Net cash for financing activities	(39,972)	(74,342)

Effect of exchange rate changes on cash	(337)	997
Net decrease in cash and cash equivalents	(53,667)	(73,672)

Cash and cash equivalents of continuing operations, beginning of period	109,765	317,638
Cash balance of discontinued operations, beginning of period	-	4
Cash and cash equivalents, end of period	56,098	243,970
Less cash balance of discontinued operations, end of period	-	(5)
Cash and cash equivalents of continuing operations, end of period	$56,098	$243,965

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$6,885	$5,231
Interest received	$1,986	$5,368
Income taxes paid	$29,856	$3,096
Income taxes refunded	$893	$938

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	First Quarter*
	2011	2010
Segment Net Sales
Consumer Healthcare	$ 396,104	$ 380,821
Nutritionals	122,684	55,792
Rx Pharmaceuticals	69,333	47,131
API	37,361	32,920
Other	15,840	11,669
Total	$ 641,322	$ 528,333

Segment Operating Income (Loss)
Consumer Healthcare	$ 71,319	$ 74,417
Nutritionals	18,079	(2,590)
Rx Pharmaceuticals	17,755	60
API	10,323	3,949
Other	805	288
Unallocated expenses	(6,514)	(3,995)
Total	$ 111,767	$ 72,129

*All information based on continuing operations.

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	First Quarter*
	2011	2010	% Change

Net sales	$ 641,322	$ 528,333	21%

Reported gross profit	$ 213,954	$ 163,212	31%
Deal-related amortization (1)	7,174	4,157
Inventory step-up	-	320
Adjusted gross profit	$ 221,128	$ 167,689	32%
Adjusted gross profit %	34.5%	31.7%

Reported operating expenses	$ 102,187	$ 91,083	12%
Deal-related amortization (1)	(4,113)	(1,135)
Write-off of in-process R&D	-	(14,000)
Adjusted operating expenses	$ 98,074	$ 75,948	29%
Adjusted operating expenses %	15.3%	14.4%

Reported operating income	$ 111,767	$ 72,129	55%
Deal-related amortization (1)	11,287	5,292
Inventory step-up	-	320
Write-off of in-process R&D	-	14,000
Adjusted operating income	$ 123,054	$ 91,741	34%
Adjusted operating income %	19.2%	17.4%

Reported income from continuing operations	$ 73,678	$ 51,100	44%
Deal-related amortization (1,2)	7,672	3,881
Inventory step-up (2)	-	240
Write-off of in-process R&D (2)	-	11,442
Adjusted income from continuing operations	$ 81,350	$ 66,663	22%

Diluted earnings per share from continuing operations
Reported	$ 0.79	$ 0.55	44%
Adjusted	$ 0.87	$ 0.71	23%

Diluted weighted average shares outstanding	93,269	93,396

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions
(2) Net of taxes

*All information based on continuing operations.

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	First Quarter*
	2011	2010	% Change
Consumer Healthcare
Net sales	$ 396,104	$ 380,821	4%

Reported gross profit	$ 125,592	$ 122,937	2%
Deal-related amortization (1)	802	617
Adjusted gross profit	$ 126,394	$ 123,554	2%
Adjusted gross profit %	31.9%	32.4%

Reported operating expenses	$ 54,273	$ 48,520	12%
Deal-related amortization (1)	(1,312)	(644)
Adjusted operating expenses	$ 52,961	$ 47,876	11%
Adjusted operating expenses %	13.4%	12.6%

Reported operating income	$ 71,319	$ 74,417	-4%
Deal-related amortization (1)	2,114	1,261
Adjusted operating income	$ 73,433	$ 75,678	-3%
Adjusted operating income %	18.5%	19.9%

Nutritionals
Net sales	$ 122,684	$ 55,792	120%

Reported gross profit	$ 38,390	$ 3,165	1113%
Deal-related amortization (1)	3,000	-
Adjusted gross profit	$ 41,390	$ 3,165	1208%
Adjusted gross profit %	33.7%	5.7%

Reported operating expenses	$ 20,311	$ 5,755	253%
Deal-related amortization (1)	(2,801)	(450)
Adjusted operating expenses	$ 17,510	$ 5,305	230%
Adjusted operating expenses %	14.3%	9.5%

Reported operating income (loss)	$ 18,079	$ (2,590)	798%
Deal-related amortization (1)	5,801	450
Adjusted operating income (loss)	$ 23,880	$ (2,140)
Adjusted operating income (loss) %	19.5%	-3.8%

Rx Pharmaceuticals
Net sales	$ 69,333	$ 47,131	47%

Reported gross profit	$ 27,772	$ 22,399	24%
Deal-related amortization (1)	2,459	2,795
Adjusted gross profit	$ 30,231	$ 25,194	20%
Adjusted gross profit %	43.6%	53.5%

Reported operating expenses	$ 10,017	$ 22,339	-55%
Write-off of in-process R&D	-	(14,000)
Adjusted operating expenses	$ 10,017	$ 8,339	20%
Adjusted operating expenses %	14.4%	17.7%

Reported operating income	$ 17,755	$ 60	29492%
Deal-related amortization (1)	2,459	2,795
Write-off of in-process R&D	-	14,000
Adjusted operating income	$ 20,214	$ 16,855	20%
Adjusted operating income %	29.2%	35.8%

API
Net sales	$ 37,361	$ 32,920	13%

Reported gross profit	$ 16,781	$ 10,758	56%
Deal-related amortization (1)	492	489
Adjusted gross profit	$ 17,273	$ 11,247	54%
Adjusted gross profit %	46.2%	34.2%

Reported operating expenses	$ 6,458	$ 6,809	-5%
Deal-related amortization (1)	-	(41)
Adjusted operating expenses	$ 6,458	$ 6,768	-5%
Adjusted operating expenses %	17.3%	20.6%

Reported operating income	$ 10,323	$ 3,949	161%
Deal-related amortization (1)	492	530
Adjusted operating income	$ 10,815	$ 4,479	141%
Adjusted operating income %	28.9%	13.6%

Other
Net sales	$ 15,840	$ 11,669	36%

Reported gross profit	$ 5,419	$ 3,953	37%
Deal-related amortization (1)	421	256
Inventory step-up	-	320
Adjusted gross profit	$ 5,840	$ 4,529	29%
Adjusted gross profit %	36.9%	38.8%

Reported operating income	$ 805	$ 288	180%
Deal-related amortization (1)	421	256
Inventory step-up	-	320
Adjusted operating income	$ 1,226	$ 864	42%
Adjusted operating income %	7.7%	7.4%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

Table III
FY 2011 GUIDANCE AND FY 2010 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2011 Guidance*

FY11 reported diluted EPS from continuing operations range	$3.28 - $3.43
Deal-related amortization (1)	0.32
FY11 adjusted diluted EPS from continuing operations range	$3.60 - $3.75

Fiscal 2010*
FY10 reported diluted EPS from continuing operations	$2.42
Charges associated with acquisition costs	0.083
Deal-related amortization (1)	0.195
Charges associated with inventory step-ups	0.075
Charges associated with restructuring	0.100
Charges associated with acquired research and development	0.157
FY10 adjusted diluted EPS from continuing operations	$3.03

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

Table IV
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Q1 FY10*	Q2 FY10*	Q3 FY10*	Q4 FY10*	FY 2010*

Net sales	$ 528,333	$ 582,425	$ 537,632	$ 623,514	$ 2,271,904

Reported gross profit	$ 163,212	$ 197,625	$ 187,395	$ 198,001	$ 746,233
Deal-related amortization (1)	4,157	4,505	4,228	5,846	18,736
Inventory step-ups	320	617	94	9,873	10,904
Adjusted gross profit	$ 167,689	$ 202,747	$ 191,717	$ 213,720	$ 775,873
Adjusted gross profit %	31.7%	34.8%	35.7%	34.3%	34.2%

Reported operating expenses	$ 91,083	$ 99,592	$ 98,243	$ 121,416	$ 410,334
Acquisition costs	-	-	(3,052)	(5,137)	(8,189)
Deal-related amortization (1)	(1,135)	(1,262)	(1,146)	(2,848)	(6,391)
Restructuring charges	-	-	(7,474)	(2,049)	(9,523)
Write-off of in-process R&D	(14,000)	-	-	(5,000)	(19,000)
Adjusted operating expenses	$ 75,948	$ 98,330	$ 86,571	$ 106,382	$ 367,231
Adjusted operating expenses %	14.4%	16.9%	16.1%	17.1%	16.2%

Reported operating income	$ 72,129	$ 98,033	$ 89,153	$ 76,584	$ 335,899
Acquisition costs	-	-	3,052	5,137	8,189
Deal-related amortization (1)	5,292	5,767	5,374	8,694	25,127
Inventory step-ups	320	617	94	9,873	10,904
Restructuring charges	-	-	7,474	2,049	9,523
Write-off of in-process R&D	14,000	-	-	5,000	19,000
Adjusted operating income	$ 91,741	$ 104,417	$ 105,147	$ 107,337	$ 408,642
Adjusted operating income %	17.4%	17.9%	19.6%	17.2%	18.0%

Reported interest and other, net	$ 7,199	$ 4,425	$ 4,560	$ 11,067	$ 27,251
Acquisition costs	-	-	(700)	(2,800)	(3,500)
Adjusted interest and other, net	$ 7,199	$ 4,425	$ 3,860	$ 8,267	$ 23,751

Reported income from continuing operations	$ 51,100	$ 62,792	$ 61,541	$ 49,000	$ 224,433
Acquisition costs - Orion (3)	-	-	600	-	600
Acquisition costs - PBM (2)	-	-	2,033	5,119	7,152
Deal-related amortization (1,2)	3,881	4,210	3,978	6,041	18,110
Inventory step-ups (2)	240	463	70	6,159	6,932
Restructuring charges - Florida (2)	-	-	431	-	431
Restructuring charges - Germany (3)	-	-	6,775	2,049	8,824
Write-off of in-process R&D (2)	11,442	-	-	3,170	14,612
Adjusted income from continuing operations	$ 66,663	$ 67,465	$ 75,428	$ 71,538	$ 281,094

Diluted earnings per share from continuing operations (4)
Reported	$ 0.55	$ 0.68	$ 0.66	$ 0.53	$ 2.42
Adjusted	$ 0.71	$ 0.73	$ 0.81	$ 0.77	$ 3.03

Diluted weighted average shares outstanding	93,396	92,999	92,589	92,948	92,845

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions
(2) Net of taxes
(3) Not tax affected
(4) The sum of individual per share amounts may not equal due to rounding

*All information based on continuing operations.

Table V
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Q1 FY10*	Q2 FY10*	Q3 FY10*	Q4 FY10*	FY 2010*

Consumer Healthcare
Net sales	$ 380,821	$ 417,002	$ 377,064	$ 398,862	$ 1,573,749

Reported gross profit	$ 122,937	$ 142,137	$ 126,854	$ 131,481	$ 523,409
Deal-related amortization (1)	617	750	661	580	2,608
Inventory step-up	-	-	-	471	471
Adjusted gross profit	$ 123,554	$ 142,887	$ 127,515	$ 132,532	$ 526,488
Adjusted gross profit %	32.4%	34.3%	33.8%	33.2%	33.5%

Reported operating expenses	$ 48,520	$ 57,680	$ 51,395	$ 62,137	$ 219,732
Deal-related amortization (1)	(644)	(868)	(696)	(1,082)	(3,290)
Adjusted operating expenses	$ 47,876	$ 56,812	$ 50,699	$ 61,055	$ 216,442
Adjusted operating expenses %	12.6%	13.6%	13.4%	15.3%	13.8%

Reported operating income	$ 74,417	$ 84,457	$ 75,459	$ 69,343	$ 303,676
Deal-related amortization (1)	1,261	1,618	1,357	1,662	5,898
Inventory step-up	-	-	-	471	471
Adjusted operating income	$ 75,678	$ 86,075	$ 76,816	$ 71,476	$ 310,045
Adjusted operating income %	19.9%	20.6%	20.4%	17.9%	19.7%

Nutritionals
Net sales	$ 55,792	$ 61,009	$ 58,723	$ 83,751	$ 259,275

Reported gross profit	$ 3,165	$ 9,510	$ 11,281	$ 14,648	$ 38,604
Deal-related amortization (1)	-	-	-	1,894	1,894
Inventory step-up	-	-	-	9,402	9,402
Adjusted gross profit	$ 3,165	$ 9,510	$ 11,281	$ 25,944	$ 49,900
Adjusted gross profit %	5.7%	15.6%	19.2%	31.0%	19.2%

Reported operating expenses	$ 5,755	$ 6,913	$ 7,928	$ 15,751	$ 36,347
Deal-related amortization (1)	(450)	(449)	(450)	(1,766)	(3,115)
Restructuring charges	-	-	(699)	-	(699)
Adjusted operating expenses	$ 5,305	$ 6,464	$ 6,779	$ 13,985	$ 32,533
Adjusted operating expenses %	9.5%	10.6%	11.5%	16.7%	12.5%

Reported operating income (loss)	$ (2,590)	$ 2,597	$ 3,353	$ (1,104)	$ 2,256
Deal-related amortization (1)	450	449	450	3,660	5,009
Restructuring charges	-	-	699	-	699
Inventory step-up	-	-	-	9,402	9,402
Adjusted operating income (loss)	$ (2,140)	$ 3,046	$ 4,502	$ 11,958	$ 17,366
Adjusted operating income (loss) %	-3.8%	5.0%	7.7%	14.3%	6.7%

Rx Pharmaceuticals
Net sales	$ 47,131	$ 56,761	$ 50,802	$ 82,875	$ 237,569

Reported gross profit	$ 22,399	$ 28,054	$ 27,174	$ 30,501	$ 108,128
Deal-related amortization (1)	2,795	2,897	2,645	2,463	10,800
Adjusted gross profit	$ 25,194	$ 30,951	$ 29,819	$ 32,964	$ 118,928
Adjusted gross profit %	53.5%	54.5%	58.7%	39.8%	50.1%

Reported operating expenses	$ 22,339	$ 9,837	$ 10,606	$ 16,843	$ 59,625
Write-off of in-process R&D	(14,000)	-	-	(5,000)	(19,000)
Adjusted operating expenses	$ 8,339	$ 9,837	$ 10,606	$ 11,843	$ 40,625
Adjusted operating expenses %	17.7%	17.3%	20.9%	14.3%	17.1%

Reported operating income	$ 60	$ 18,216	$ 16,568	$ 13,658	$ 48,502
Deal-related amortization (1)	2,795	2,897	2,645	2,463	10,800
Write-off of in-process R&D	14,000	-	-	5,000	19,000
Adjusted operating income	$ 16,855	$ 21,113	$ 19,213	$ 21,121	$ 78,302
Adjusted operating income %	35.8%	37.2%	37.8%	25.5%	33.0%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

Table V (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Q1 FY10*	Q2 FY10*	Q3 FY10*	Q4 FY10*	FY 2010*

API
Net sales	$ 32,920	$ 35,271	$ 32,802	$ 42,741	$ 143,734

Reported gross profit	$ 10,758	$ 14,221	$ 14,630	$ 15,873	$ 55,482
Deal-related amortization (1)	489	497	500	494	1,980
Adjusted gross profit	$ 11,247	$ 14,718	$ 15,130	$ 16,367	$ 57,462
Adjusted gross profit %	34.2%	41.7%	46.1%	38.3%	40.0%

Reported operating expenses	$ 6,809	$ 9,243	$ 15,177	$ 8,940	$ 40,169
Deal-related amortization (1)	(41)	55	-	-	14
Restructuring charges	-	-	(6,775)	(2,049)	(8,824)
Adjusted operating expenses	$ 6,768	$ 9,298	$ 8,402	$ 6,891	$ 31,359
Adjusted operating expenses %	20.6%	26.4%	25.6%	16.1%	21.8%

Reported operating income (loss)	$ 3,949	$ 4,978	$ (546)	$ 6,933	$ 15,314
Deal-related amortization (1)	530	442	500	494	1,966
Restructuring charges	-	-	6,775	2,049	8,824
Adjusted operating income	$ 4,479	$ 5,420	$ 6,729	$ 9,476	$ 26,104
Adjusted operating income %	13.6%	15.4%	20.5%	22.2%	18.2%

Other
Net sales	$ 11,669	$ 12,382	$ 18,241	$ 15,285	$ 57,577

Reported gross profit	$ 3,953	$ 3,703	$ 7,456	$ 5,498	$ 20,610
Deal-related amortization (1)	256	361	422	415	1,454
Inventory step-ups	320	617	94	-	1,031
Adjusted gross profit	$ 4,529	$ 4,681	$ 7,972	$ 5,913	$ 23,095
Adjusted gross profit %	38.8%	37.8%	43.7%	38.7%	40.1%

Reported operating income (loss)	$ 288	$ (803)	$ 2,114	$ 602	$ 2,201
Deal-related amortization (1)	256	361	422	415	1,454
Inventory step-ups	320	617	94	-	1,031
Adjusted operating income	$ 864	$ 175	$ 2,630	$ 1,017	$ 4,686
Adjusted operating income %	7.4%	1.4%	14.4%	6.7%	8.1%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com; or Daniel B. Willard, Manager, Investor Relations and Communication, +1-269-686-1597, dbwillard@perrigo.com